UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933

                BIG EQUIPMENT SERVICES, INC.
           --------------------------------------
   (Exact name of Registrant as specified in its charter)

           NEVADA                                 88-0451534
       --------------                           --------------
(STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)


       4695 NORTH AVENUE, OCEANSIDE, CALIFORNIA  92056
     ---------------------------------------------------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                       2003 STOCK PLAN
                     -------------------
                    (Full title of Plan)


                  FRANK IANNUZZI, PRESIDENT
                BIG EQUIPMENT SERVICES, INC.
                      4695 NORTH AVENUE
                  OCEANSIDE, CALIFORNIA 92056
             -----------------------------------
           (Name and address of agent for service)

                        (760) 726-3996
                  ---------------------------
     (Number, including area code, of agent for service)

               CALCULATION OF REGISTRATION FEE


                                               Proposed
                         Proposed Maximum      Maximum
Title of               Amount      Offering    Aggregate    Amount
Securities             to be (1)   Price per   Offering     of
to be Registered       Registered  Share (2)   Price        Registration Fee
------------------------------------------------------------------------------

Common Stock, $0.001   1,750,000     $0.06     $105,000.00    $9.66
   Par value            shares
------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.




PAGE-1-




                           PART I

    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          *

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.

          *

     *The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously or concurrently filed by Big Equipment Srevices, Inc. (the "Company") with the
Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2001 (the "Annual Report") filed by the Company (SEC File No. 000-33417) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on March 27, 2002.
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.
(c) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in Amendment No. 1 to its Form 10-SB, General Form for Registration of Securities of Small Business Issuers (File No. 000-33417) filed with the Commission on February 11, 2002, is hereby incorporated by reference.




PAGE-2-




All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

All documents incorporated by reference herein will be made available to all participants in the 2003 Stock Plan without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                       Frank Iannuzzi
                Big Equipment Services, Inc.
                      4695 North Avenue
                 Oceanside, California 92056
                        (760) 726-3996


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is a Nevada corporation. Section 78.7502 of the Nevada Revised Statutes (the "NRS") provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

Article 7 of the Company's Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the fullest extent allowed by the laws of the State of Nevada.




PAGE-3-




Article V of the Company's By-Laws provides for extensive indemnification of its directors, officers, employees and agents.

At the present time, the Company does not have any officer-director liability insurance, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and




PAGE-4-




     (3)  To remove from registration by means of post-
effective amendment              any of the securities being
registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









PAGE-5-




                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Oceanside, State of California, on February 7Jul, 2003.

BIG EQUIPMENT SERVICES, INC.


By: /s/ Frank Iannuzzi
    ---------------------
    Frank Iannuzzi, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Frank Iannuzzi                      Dated:  February 26, 2003
---------------------------------
Frank Iannuzzi
Director, President and Secretary



/s/ Garth Rolfe                         Dated:  February 26, 2003
---------------------------------
Garth Rolfe
Director and Chief Financial and
Principal Accounting Officer











PAGE-6-




                  BIG EQUIPMENT SERVICES, INC.

                        EXHIBIT INDEX
                             TO
                          FORM S-8
                    REGISTRATION STATEMENT


	  Exhibit No.	          Description

             4.1	          2003 Stock Plan

             5.1	          Opinion of Bryan Cave LLP

            23.1		  Consent of G. Brad Beckstead, CPA



















PAGE-7-